Exhibit 99.1

Cenntro Regains Compliance with Nasdaq Minimum Bid Price Rule

ISELIN, N.J. – April 28, 2026 – Cenntro Inc. (NASDAQ: CENN) (“Cenntro” or “the Company”), a pioneering electric commercial vehicle company with advanced, market-validated, and purpose-built vehicles, announced today that on April 27, 2026, the Company received written notice from The Nasdaq Stock Market LLC ("Nasdaq") that for the ten consecutive business days from April 13, 2026 to April 24, 2026, the closing bid price of the Company's common stock has been at $1.00 per share or greater. Accordingly, Cenntro has regained compliance with Nasdaq Listing Rule 5550(a)(2). As a result, the matter has been closed.

About Cenntro

Cenntro (NASDAQ: CENN) is a pioneering maker and provider of electric commercial vehicles (“ECVs”). Cenntro's purpose-built ECVs are designed to serve a variety of commercial applications inclusive of its line of class 1 to class 4 trucks. Cenntro is building a globalized supply-chain, as well as the manufacturing, distribution, and service capabilities for its innovative and reliable products. Cenntro continues to evolve its products capabilities through advanced battery, powertrain, and smart driving technologies. For more information, please visit Cenntro's website at: www.cenntroauto.com.

Forward-Looking Statements

This communication contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. Such statements may be, but need not be, identified by words such as "may," "believe," "anticipate," "could," "should," "intend," "plan," "will," "aim(s)," "can," "would," "expect(s)," "estimate(s)," "project(s)," "forecast(s)," "positioned," "approximately," "potential," "goal," "strategy," "outlook" and similar expressions. Examples of forward-looking statements include, among other things, statements regarding assembly and distribution capabilities, decentralized production, and fully digitalized autonomous driving solutions. All such forward-looking statements are based on management's current beliefs, expectations and assumptions, and are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed or implied in this communication. For additional risks and uncertainties that could impact Cenntro’s forward-looking statements, please see disclosures contained in Cenntro's public filings with the SEC, including the "Risk Factors" in Cenntro's Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 15, 2026 and subsequent Quarterly Reports on Form 10-Q that the Company has filed or may file with the SEC, which may be viewed at www.sec.gov.

Contacts:

Company Contact:
PR@cenntroauto.com
IR@cenntroauto.com